Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Edge Petroleum Corporation

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-125677) and Form S-8 (No. 333-113619, No. 333-106484, No. 333-61890, No. 333-93209, and No. 333-22571) of Edge Petroleum Corporation (the “Company”) of our reports dated March 9, 2007, relating to the consolidated financial statements and to the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO SEIDMAN, LLP

Houston, Texas
March 9, 2007